Exhibit 10.12

KLX INC. LONG-TERM INCENTIVE PLAN

1.                                      Purposes of the Plan

The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

2.                                      Definitions and Rules of Construction

(a)                                 Definitions.  For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Award” means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Unit or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award.  An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Change in Control” has the meaning assigned to it for purposes of the employment agreement or consulting agreement, as the case may be, applicable to the Participant.  If there is no employment or consulting agreement or if the employment agreement or consulting agreement contains no such term, “Change in Control” means:

(i)                                     The consummation of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the stockholders of the Company immediately prior to the reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to the reorganization, merger, consolidation or other transaction;

(ii)                                  The consummation of a liquidation or dissolution of the Company;

(iii)                               The sale of all or substantially all of the assets of the Company;

(iv)                              Individuals who, as of the Effective Date of this Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

(v)                                 The acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act of more than 25% of either the then outstanding Shares of the Common Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (A) the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest, (B) any person, entity or “group” that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) or a Controlling Interest or (C) any employee benefit plan of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, the payment or settlement of which will accelerate upon a Change in Control, no event set forth in an agreement applicable to a Participant or clauses (i), (ii) or (iii) will constitute a Change in Control for purposes of the Plan and any Award Document unless the event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, and the applicable guidance, rulings and regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan.  The Committee shall serve at the pleasure of the Board and shall meet the requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act; provided, however, that if any Committee member is found not to have the qualification requirements of Section 162(m) and/or Section 16(b), any actions taken or Awards granted shall not be invalidated by this failure to so qualify; and provided, further, that the Board may perform any duties delegated to the Committee and in these instances, any reference to the Board shall be deemed a reference to the Committee.

“Common Stock” means the common stock of the Company, par value $0.01 per Share, or such other class of Share or other securities as may be adjusted under Section 13(b) of the Plan.

“Company” means KLX Inc., a Delaware corporation, or any successor to all or substantially all of its business that adopts the Plan.

“Disability” has the meaning assigned to it for purposes of the employment agreement or consulting agreement, as the case may be, applicable to the Participant.  If there is no employment or consulting agreement or such agreement contains no such term, “Disability” has the meaning set forth in the long-term disability plan applicable to the Participant.  Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, the payment or settlement of which will accelerate upon a disability, “Disability” will have the meaning ascribed thereto under Section 409A of the Code.

“Effective Date” means the date of the consummation of the distribution of all of the shares of the Company’s Common Stock on a pro rata basis to the holders of B/E Aerospace, Inc. common stock.

“Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to a share of Common Stock, the fair market value of the Share as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee.  In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a Share of Common Stock shall equal the closing selling price of a Share of Common Stock on the trading day immediately preceding the date on which the valuation is made as reported on the composite tape for securities listed on the Nasdaq Global Select Market (“Nasdaq”), or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on such automated system on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit, Performance Stock, Performance Unit or Stock Appreciation Right granted pursuant to Section 11 of the Plan.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Stock” means a Target Number of Shares granted pursuant to Section 10(a) of the Plan.

“Performance Target” means the performance measures established by the Committee from among the performance criteria provided in Section 6(h) and set forth in the applicable Award Document.

“Performance Unit” means a right to receive a Target Number of Shares or cash in the future granted pursuant to Section 10(b) of the Plan.

“Plan” means the KLX Inc. Long-Term Incentive Plan, as may be amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

“Restricted Stock” means Shares granted or sold to a Participant pursuant to Section 8(b) of the Plan.

“Restricted Stock Unit” means a right to receive a Share (or cash, if applicable) in the future granted pursuant to Section 8(a) of the Plan.

“Section 162(m) Award” means an Award that is intended to be “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

“Shares” means shares of Common Stock.

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

“Subsidiary” means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of the corporation’s board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan.  For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines or separates pursuant to the terms of an equity compensation plan that was approved by the stockholders of such company or other entity, including any awards granted under the B/E Aerospace, Inc. 2005 Long-Term Incentive Plan and assumed by the Company in connection with the separation of the Company from B/E Aerospace, Inc.

“Target Number” means the target number of Shares or cash value established by the Committee and set forth in the applicable Award Document.

(b)                                 Rules of Construction.  The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise.  Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.                                      Administration

(a)                                 Committee.  The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i)                                     select the Participants from the Eligible Individuals;

(ii)                                  grant Awards in accordance with the Plan;

(iii)                               determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

(iv)                              determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or a Change in Control of the Company;

(v)                                 subject to Section 16, amend the terms and conditions of an Award after grant;

(vi)                              specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vii)                           construe and interpret any Award Document delivered under the Plan;

(viii)                        make factual determinations in connection with the administration or interpretation of the Plan;

(ix)                              adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

(x)                                 employ legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and rely upon any advice, opinion or computation received therefrom;

(xi)                              vary the terms of Awards to take account of tax and securities laws and other regulatory requirements or to procure favorable tax treatment for Participants;

(xii)                           correct any defects, supply any omission or reconcile any inconsistency in any Award Document or the Plan; and

(xiii)                        make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b)                                 Plan Construction and Interpretation.  The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)                                  Determinations of Committee Final and Binding.  All determinations by the Committee or its delegate in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all interested persons.

(d)                                 Non-Uniform Determinations.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Eligible Individuals who receive, or are eligible to receive, Awards (whether or not such Eligible Individuals are similarly situated).  Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Documents, as to the Eligible Individuals to receive Awards under the Plan and the terms and provisions of Awards under the Plan.

(e)                                  Delegation of Authority.  To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons it deems necessary, appropriate or advisable under conditions or limitations as it may set at the time of the delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) whose compensation for such fiscal year may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 16 of the Plan.  For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(e).

(f)                                   Liability of Committee.  Subject to applicable laws, rules and regulations (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan, and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Certificate of Incorporation and Bylaws as they may be amended from time to time.  In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(g)                                  Action by the Board.  Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.                                      Eligibility

(a)                                 Eligible Individuals.  Awards may be granted to officers, employees, directors, consultants, advisors and independent contractors of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest.  Only employees of the Company or a Parent or Subsidiary may be granted Incentive Stock Options.  The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant.  Under the Plan, references to “employment” or “employed” include the engagement of Participants who are consultants, advisors and independent contractors of the Company or its Subsidiaries.

(b)                                 Grants to Participants.  The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of the Eligible

Individual having received a prior Award or having been previously designated as a Participant.  The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.                                      Shares Subject to the Plan

(a)                                 Plan Limit.  Subject to adjustment in accordance with Section 13 of the Plan, the maximum aggregate number of Shares that may be issued in respect of new Awards granted under the Plan shall be 5,000,000, which includes Shares underlying Substitute Awards.  Shares to be issued under the Plan may be authorized and unissued Shares, issued Shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof.  All of the Shares subject to the Plan Limit may be issued pursuant to Incentive Stock Options, except that in calculating the number of Shares that remain available for Awards of Incentive Stock Options, the rules set forth in Section 5(b) shall not apply to the extent not permitted under Section 422 of the Code.

(b)                                 Rules Applicable to Determining Shares Available for Issuance.  The number of Shares remaining available for issuance shall be reduced by the number of Shares subject to outstanding Awards and, for Awards that are not denominated by Shares, by the number of Shares actually delivered upon settlement or payment of the Award.  For purposes of determining the number of Shares that remain available for issuance under the Plan, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right to the extent exercised (not limited to the Shares actually issued to Participants, but also including Shares withheld by the Company for taxes in connection with such exercise), will not be added back to the Plan Limit.  In addition, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or cancelled or otherwise expire for any reason without having been exercised or settled or that are settled through issuance of consideration other than Shares (including, without limitation, cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

(c)                                  Special Limits.  Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Section 13(b), the following special limits shall apply to Shares available for Awards under the Plan:

(i)                                     the maximum number of Shares that may be issued pursuant to Restricted Stock, Restricted Stock Units, Performance Stock, Performance Units and Other Awards that are payable in Shares granted under the Plan shall equal 5,000,000 Shares in the aggregate;

(ii)                                  the maximum number of Shares that may be issued pursuant to Options and Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 1,100,000 Shares;

(iii)                               the maximum number of Shares that may be issued pursuant to Awards (other than Options and Stock Appreciation Rights) granted to any Eligible Individual in any calendar year shall equal 750,000 Shares (measured as of the date of grant);

(iv)                              the maximum dollar value of Awards (other than Options or Stock Appreciation Rights) that may be granted to any Eligible Individual in any calendar year is $25,000,000 (measured as of the date of grant); and

(v)                                 any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to this Section 5(c).

(vi)                              any Shares underlying the Awards granted prior to the first meeting of the Company at which the Plan is submitted for the approval of stockholders, in accordance with Section 15 of the Plan, shall not be subject to this Section 5(c).

6.                                      Awards in General

(a)                                 Types of Awards.  Awards under the Plan may consist of Options, Restricted Stock Units, Restricted Stock, Stock Appreciation Rights, Performance Stock, Performance Units and Other Awards.  Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine.  Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)                                 Terms Set Forth in Award Document.  The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for the Award, which shall contain terms and conditions not inconsistent with the Plan.  Notwithstanding the foregoing, and subject to applicable laws, rules and regulations, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award, or (iii) the date on which any Award first becomes exercisable.  The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms.  Accordingly, the terms of individual Award Documents may vary.

(c)                                  Vesting.  The Committee shall specify at the time of grant the vesting provisions of an Award.

(d)                                 Termination of Employment.  The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries or affiliates.  Subject to Section 409A of the Code and other applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to (i) accelerate the vesting, exercisability or settlement of, (ii) accelerate or eliminate the restrictions and conditions applicable to, or (iii) extend the post-termination exercise period of an outstanding Award.  The provisions described in this Section 6(d) may be specified in the applicable Award Document or determined at a subsequent time.

(e)                                  Change in Control.  The Committee shall have full authority to determine the effect, if any, of a Change in Control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or, subject to Section 409A of the Code and other applicable laws, rules and regulations, determined at a subsequent time.  Except as otherwise specified in an Award Document (or in a Participant’s employment agreement) and subject to applicable laws, rules and regulations (including Section 409A of the Code), the Board or the Committee shall, at any time prior to, coincident with or after the effective time of a Change in Control, take such actions as it may consider appropriate, including, without limitation:  (i) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award (including the deemed attainment of Performance Targets) or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Board or the Committee; (ii) making other adjustments to the Awards then outstanding as the Committee deems appropriate to reflect the Change in Control; (iii) causing the Awards then outstanding to be assumed, or new rights to be substituted for the Awards, by the surviving corporation in the Change in Control; or (iv) permitting or requiring Participants to surrender outstanding Options or Stock Appreciation Rights in exchange for a cash payment equal to the difference between the highest price paid for a Share in the Change in Control transaction and the Exercise Price of the Options or Stock Appreciation Rights.

(f)                                   Dividends and Dividend Equivalents.  The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award.  The payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code.  Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to Options or Stock Appreciation Rights.

(g)                                  Rights of a Stockholder.  A Participant shall have no rights as a stockholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his nominee becomes the holder of record of such Shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13(b) of the Plan.

(h)                                 Section 162(m) Awards.  (i)  The Committee may determine whether any Award under the Plan is intended to be “qualified performance-based compensation” as that term is used in Section 162(m) of the Code.  Any Awards designated to be “qualified performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and shall be subject to all other conditions and requirements of Section 162(m).  The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial goals for the Company, one or more of its operating divisions, Subsidiaries or business units or any combination of the above from the following:  net income, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating or gross margin, growth rates, operating income growth, return on assets (including return on tangible assets and cash return on tangible assets), total stockholder return, on-time delivery targets, Share price, return on equity, operating earnings, diluted earnings per Share or earnings per Share growth, or a combination thereof as selected by the Committee.  The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, operating division, department, region, function or business unit) or measured relative to selected peer companies or a market or other index.  In addition, for Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Targets based on other criteria as it deems appropriate.

(ii)                                  The Participants to receive Section 162(m) Awards shall be designated and the applicable Performance Targets shall be established by the Committee within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code).  Each Participant shall be assigned a Target Number payable if Performance Targets are achieved.  Any payment of a Section 162(m) Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied.  The Committee may determine, at the time of grant, that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Number, but in no event may the payment exceed the limits set forth in Section 5(c).  The Committee retains the right to reduce any Section 162(m) Award notwithstanding the attainment of the Performance Targets.  In the event that one or more members of the Committee are not “outside directors” as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as Section 162(m) Awards will be made by a subcommittee appointed in accordance with Section 3(e) of the Plan consisting of two or more “outside directors” for purposes of Section 162(m) of the Code.

(i)                                     Deferrals.  In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant.  The terms of any deferrals must comply with all applicable laws, rules and regulations including, without limitation, Section 409A of the Code.  No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.

(j)                                    Repricing of Options and Stock Appreciation Rights.  Notwithstanding anything in the Plan to the contrary, the terms of outstanding Awards may not be amended, without stockholder approval, to reduce the exercise price of outstanding Options or Stock Appreciation Rights, or to cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights.  The foregoing shall not prevent adjustments pursuant to Section 13(b) of the Plan.

7.                                      Terms and Conditions of Options

(a)                                 General.  The Committee may grant Options to Eligible Individuals and shall determine whether the Options shall be Incentive Stock Options or Nonqualified Stock Options.  Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, as amended from time to time.

(b)                                 Exercise Price.  The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant.  In no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and may be less than the one hundred percent (100%) of the Fair Market Value.  Payment of the exercise price of an Option shall be made in any form approved by the Committee at the time of grant.

(c)                                  Term.  An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to the Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Option.

(d)                                 Exercise; Payment of Exercise Price.  Options shall be exercised by delivery of a notice of exercise in a form approved by the Company.  Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash (or cash equivalents), (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option and equal in value to the exercise price, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price, or (v) by such other means as the Committee may authorize.  In accordance with the rules and procedures authorized by the Committee from time to time for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations or through other procedures determined by the Company from time to time.

8.                                      Terms and Conditions of Restricted Stock Units and Restricted Stock

(a)                                 Restricted Stock Units.  The Committee is authorized to grant Restricted Stock Units to Eligible Individuals.  A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares.  Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be cancelled.  Upon settlement, the Restricted Stock Units shall be paid in Shares, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

(b)                                 Restricted Stock.  The Committee may grant or sell Restricted Stock to Eligible Individuals.  An Award of Restricted Stock shall consist of one or more Shares granted or sold to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.  Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be cancelled.

9.                                      Stock Appreciation Rights

(a)                                 General.  The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals.  A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document.  The grant price per Share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a

Share on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Right shall be in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value.  Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or in a combination of cash and Shares.

(b)                                 Term.  A Stock Appreciation Right shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Stock Appreciation Right, and the Committee may extend the term of a Stock Appreciation Right after the time of grant; provided, however, that the term of a Stock Appreciation Right may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Stock Appreciation Right.

(c)                                  Methods of Exercise.  In accordance with the rules and procedures established by the Committee for this purpose, and subject to the provisions of the applicable Award Document and all applicable laws, the Committee shall determine the permissible methods of exercise for a Stock Appreciation Right.

(d)                                 Stock Appreciation Rights in Tandem with Options.  A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as the Option or subsequent thereto.  If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of Shares as the Committee may determine) and shall be exercisable only at the same time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option.  The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per Share exercise price of the Option to which it relates.  Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be cancelled automatically to the extent of the number of Shares covered by such exercise.  Conversely, if the related Option is exercised as to some or all of the Shares covered by the tandem grant, the tandem Stock Appreciation Right shall be cancelled automatically to the extent of the number of Shares covered by the Option exercise.

10.                               Performance Stock and Performance Units

(a)                                 Performance Stock.  The Committee may grant Performance Stock to Eligible Individuals.  An Award of Performance Stock shall consist of a Target Number of Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.

(b)                                 Performance Units.  The Committee may grant Performance Units to Eligible Individuals.  A Performance Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document, a Target Number of Shares or cash based upon the achievement of Performance Targets over the applicable Performance Period.  Performance Units shall be settled through the delivery of Shares or cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the underlying Shares as of the last day of the applicable Performance Period.

11.                               Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company.  Other Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.  Notwithstanding the foregoing, where the value of an Other Award is based on a spread value, the grant or exercise price will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of the grant.

12.                               Certain Restrictions

(a)                                 Transfers.  No Award shall be transferable other than by last will and testament, by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, subject to terms and conditions as it shall specify, permit the transfer of an Award for no consideration (i) to a Participant’s family member, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of Nasdaq or any other exchange that lists the Shares (collectively, “Permitted Transferees”).  Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b)                                 Award Exercisable Only by Participant.  During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom the Award has been transferred in accordance with Section 12(a) above.  The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

13.                               Recapitalization or Reorganization

(a)                                 Authority of the Company and Stockholders.  The existence of the Plan, the Award Documents and the Awards granted under the Plan shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights under the Shares or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)                                 Change in Capitalization.  Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the manner deemed necessary by the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value or other similar corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan.  In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in order to preserve the benefits or potential benefits intended to be made available to Participants.  Such adjustments shall be made by the Committee whose determination as to what adjustments shall be made, and the extent thereof, shall be final.  Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.  Notwithstanding the forgoing, the Committee shall not be required to make any adjustments that would cause an Award to fail to satisfy the conditions of an applicable exemption from the requirements of Section 409A of the Code or otherwise violate the applicable requirements thereof.

14.                               Term of the Plan

Unless earlier terminated pursuant to Section 16 of the Plan, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding.  No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

15.                               Effective Date

The Plan shall become effective on the Effective Date.  The Plan shall be submitted to stockholders for approval no later than the first annual meeting of the Company that occurs after the separation of the Company from B/E Aerospace, Inc. and, if such approval is not obtained, the Plan shall terminate and no further Awards shall be granted hereunder.

16.                               Amendment and Termination

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension (i) shall be effective without the approval of the stockholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of Nasdaq and (ii) shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder of the Award.  Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, interpretations of or guidance promulgated under, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (b) to take into account unusual or nonrecurring events or market conditions (including, without limitation, the events described in Section 13(b)), (c) to take into account significant acquisitions or dispositions of assets or other property by the Company or (d) to ensure that an Award is not subject to interest and penalties under Section 409A of the Code.

17.                               Miscellaneous

(a)                                 Tax Withholding.  The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements.  In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, the obligation to remit taxes by directing the Company to withhold Shares that would otherwise be received by the Participant or to repurchase Shares that were issued to the Participant to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time.  The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not the payment is made in connection with an Award) any applicable taxes required to be withheld with respect to payments under the Plan.

(b)                                 No Right to Awards or Employment.  No person shall have any claim or right to receive Awards under the Plan.  Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of the Eligible Individual at any time.  No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time.  Neither the Plan nor any Award constitutes a contractual entitlement to any bonus payment in general irrespective of whether Awards or bonus payments were made in previous years.  Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c)                                  Securities Law Restrictions.  An Award may not be exercised or settled and no Shares may be issued in connection with an Award unless the issuance of the Shares (i) has been registered under the Securities Act of 1933, as amended, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable laws, rules and regulations, including all foreign securities laws.  The Committee may require each Eligible Individual purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof.  All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)                                 Section 162(m) of the Code.  The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award, compliance with Section 162(m) of the Code shall not be required.  In addition, if any provision of this Plan would cause Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions of the Plan shall remain in full force and effect.

(e)                                  Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States.  To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant.  The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(f)                                   Satisfaction of Obligations.  Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

(g)                                  No Limitation on Corporate Actions.  Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not it would have an adverse effect on any Awards made under the Plan.  No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any corporate action.

(h)                                 Unfunded Plan.  The Plan is intended to constitute an unfunded plan for incentive compensation.  Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.  The Committee may, but is not obligated to, authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to Awards hereunder.

(i)                                     Award Document.  In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate the conflict or inconsistency.

(j)                                    Successors and Assigns.  All obligations of the Company under the Plan with respect to Awards shall be binding on any successor or assign to the Company, whether the existence of the successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(k)                                 Application of Funds.  The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(l)                                     Headings.  The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(m)                             Severability.  If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(n)                                 Expenses.  The costs and expenses of administering the Plan shall be borne by the Company.

(o)                                 Section 409A of the Code.  Notwithstanding any contrary provision in the Plan or an Award Document, if any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary.  In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code.  For purposes of Section 409A, each payment or settlement provided under this Plan shall be treated as a separate payment.  Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

(p)                                 Governing Law.  Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida (other than its conflict of law rules).